Exhibit 21.1

SUBSIDIARIES OF ENTRAVISION COMMUNICATIONS CORPORATION

Except as indicated below, the following entities are direct/indirect 100% owned subsidiaries of the registrant:

Arizona Radio, Inc., a Delaware corporation

Aspen FM, Inc., a Colorado corporation

Channel Fifty Seven, Inc., a California corporation

Diamond Radio, Inc., a California corporation

Entravision Digital Holdings, LLC, a Delaware limited liability company

Entravision Digital North America LLC, a California limited liability company

Entravision-Texas Limited Partnership, a Texas limited partnership

Entravision-Texas G.P., LLC, a Delaware limited liability company

Entravision-Texas L.P., Inc., a Delaware corporation

Entravision Communications Company, L.L.C., a Delaware limited liability company

Entravision Holdings, LLC, a California limited liability company

Entravision, L.L.C., a Delaware limited liability company

Entravision-El Paso, L.L.C., a Delaware limited liability company

Entravision San Diego, Inc., a California corporation

EVC Cocina Holdings, LLC, a Delaware limited liability company

Global Digital Services, Inc., a Delaware corporation

Latin Communications Group Inc., a Delaware corporation

LCG, LLC, a Delaware limited liability company

Los Cerezos Television Company, a Delaware corporation

Lotus/Entravision Reps LLC, a Delaware limited liability company

Pulpo Media, Inc., a Delaware corporation

The Community Broadcasting Company of San Diego, Incorporated, a California corporation

Todobebe, LLC, a Delaware limited liability company

Vista Television, Inc., a California corporation

Comercializadora Frontera Norte, S. de R.L. de C.V., a Mexico entity

Digital Media Technology SL, a Spain entity

Smadex, S.L.U., a Spain entity

Entravision Pulpo, S. de R.L. de C.V., a Mexico entity

HDW Peru S.A.C., a Peru entity

Headway Digital Korea Co., Ltd., a Korea entity

Brasil Midia Online, a Brazil entity

Headway Digital SPA, a Chile entity

Headway Digital Colombia S.A.S., a Colombia entity

Headway Digital Costa Rica SRL, a Costa Rica entity

Digital Marketing Bureau de Mexico S.A. de C.V., a Mexico entity

Headway Digital De Panamá S.A., a Panama entity

Headway Guatemala S.A., a Guatemala entity

Entravision Spain Digital Technology Services, S.L.U., a Spain entity

KNVO de Mexico, S. de R.L. de C.V., a Mexico entity

Mobrain Digital Ltd, an Israel entity

Pulpo Media, SRL, an Argentina entity

Televisora Alco, S. de R.L. de C.V., a Mexico entity (“Alco”) (40% minority, limited voting interest (neutral investment) owned)

Tele Nacional, S. de R.L. de C.V., a Mexico entity (99.9% owned by Alco)

Tonsai, S.A., an Argentina entity

TVNorte, S. de R.L. de C.V., a Mexico entity (98% owned by Alco)

26 de Mexico, S. de R.L. de C.V., a Mexico entity

Zoudery S.A., a Uruguay entity

Redmas Ventures, S.L, a Spain entity

Farewin S.A., a Uruguay entity (95.1% owned)

Kertil Iberia, S.L.

Kontextua Mexico S.A. de C.V., a Mexico entity

RMV Enterprises, LLC, a Delaware limited liability company

Tirkel, S.A., a Uruguay entity

AudioAd Brasil Distribuicao e Veiculacao de Midia Ltda., a Brasil entity

Redmas Argentina, S.A., an Argentina entity

Redmas Peru, S.A.C., a Peru entity

Redmas Columbia, S.A.S., a Columbia entity

FINGERS Media S.p.A, a Chile entity

Entravision Digital Costa Rica, S.A. , a Costa Rica entity

Entravision Honduras, S.A. de C.V., a Honduras entity

Entravision Digital, S.A., a Panama entity

Entravision Puerto Rico, Inc., a Puerto Rico entity

Entravision Ecuador Cisteractec, S.A., an Ecuador entity (88% owned)

Entravision, S.A., a Paraguay entity

Entravision Bolivia, S.R.L., a Bolivia entity

Entravision Guatemala Digital, S.A., a Guatemala entity

Entravision El Salvador, S.A. de C.V., an El Salvador entity

Inversiones El Cisne, S.R.L., a Dominican Republic entity (99% owned)

365 Digital Media Proprietary Limited, a South Africa entity

MediaDonuts Pte. Ltd., a Singapore entity

MediaDonuts India Private Limited, an India entity

PT Media Donuts Indonesia, an Indonesia entity (95% owned)

MediaDonuts Malaysia Sdn. Bbd., a Malaysia entity

On-Foot Digital Inc., a Philippines entity

MediaDonuts International Company Limited, a Thailand entity

MediaDonuts Company Limited, a Vietnam entity

Entravision Bangladesh Ltd., a Bangladesh entity

Entravision Mongolia LLC, a Mongolia entity

Entravision (Cambodia) Co, Ltd., a Cambodia entity

Entravision Iceland ehf., an Iceland entity

365 Digital Media Propietary Limited, a South Africa entity

Entravision 365 Digital Nigeria Limited, a Nigeria entity

Entravision 365 Digital Kenya Limited, a Kenya entity

Entravision 365 Digital Ghana Limited, a Ghana entity

Jack of Digital Holdings, Inc. a Delaware corporation (14.6% owned)

Jack of Digital - FZCO, a United Arab Emirates entity (14.6% owned)

Jack of Digital (Private) Limited, a Pakistan entity (14.6% owned)